BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E23670452022-4
Barbara K. Cegavske	Filing Number 20222367044
Secretary of State State Of Nevada	Filed On 06/03/2022 10:36:48 AM
	Number of Pages 4

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	Oracle Health, Inc.
2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) VCORP SERVICES, LLC Name of Registered Agent **OR** Title of Office or Position with Entity 701 S. CARSON STREET, SUITE 200 (Street Address) · Carson City (City) · Nevada · 89701 (Zip Code) Mailing Address (If different from street address) · City · Nevada · Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X VCORP Services, LLC — 06/03/2022 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — **Date**
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) Jaeson Bang (Name) 910 Woodbridge Court (Address) · Safety Harbor (City) · FL (State) · 34695 (Zip Code) 2) Lauren Iaslovits (Name) 910 Woodbridge Court (Address) · Safety Harbor (City) · FL (State) · 34695 (Zip Code)
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: ______ **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	Any legal purpose
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 50000000.0 Par value: $ 0.0000100000 Number of preferred shares with Par value: 10000000.0 Par value: $ 0.0000100000 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: Lucy Zou Country: United States Address: 1050 Connecticut Ave, NW, Suite City: Washington State: DC Zip/Postal Code: 20036 X Lucy Zou (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

Filed in the Office of
Barbara K. Cegavske
Secretary of State
State Of Nevada
Business Number
E23670452022-4
Filing Number
20222367044
Filed On
06/03/2022 10:36:48 AM
Number of Pages
4

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
ORACLE HEALTH, INC.

The Articles of Incorporation of Oracle Health, Inc. (the "**Corporation**") are hereby supplemented with the following additions to Article 3-4 and additional Articles 9-13.

ARTICLE 3 - AUTHORIZED STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, $0.00001 par value per share (the "**Common Stock**"), and 10,000,000 shares of Preferred Stock, $0.00001 par value per share (the "**Preferred Stock**").

All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Fully-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE 9 - AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide.

ARTICLE 10 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

ARTICLE 11 - LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; *provided*, *however*, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article 11 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 12 - ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 12 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 13 - COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 13 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.